UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2024

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ITEM 5.02(e): Material Compensatory Plan

On July 25, 2024, the Board of Directors (the “Board”) of Eos Energy Enterprises, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2020 Amended and Restated Incentive Plan (the “Plan”) to enact certain changes recommended by the Company’s shareholders at the Company’s 2024 annual meeting of shareholders. The changes to the Plan resulted from a comprehensive review by the Board in consultation with certain key shareholders, executive compensation consultants, and legal advisors to align the terms of the Plan with shareholder sentiment. In particular, the Plan was amended (i) to clarify that shares of common stock with respect to an award that is repurchased by the Company using stock option exercise proceeds will not again become available for issuance under the Plan and (ii) to specify that awards outstanding under the Plan would receive “modified double-trigger” treatment in the event of a change in control. With respect to change in control treatment, if awards under the Plan are assumed by the surviving entity, then the awards will remain outstanding and eligible to vest in accordance with their original schedule or upon an earlier qualifying termination within 12 months of such transaction (with awards subject to performance-based conditions vesting at the greater of target or actual performance through the closing). Awards held by non-employee directors or awards for which a surviving entity does not assume will generally accelerate on a single-trigger basis (with awards subject to performance-based conditions vesting at the greater of target or actual performance through the closing). The forgoing description of the changes in the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is file as Exhibit 10.1 hereto and incorporated by reference.

On July 25, 2024, the Compensation Committee of the Board (the “Committee”) approved the issuance of performance-based annual equity grants to the company’s executive officers to more closely align the compensation of the executive officers with the financial, commercial, and operational performance and targets of the Company and thereby to incentivize the executive officers to drive future growth of the Company consistent with the interests of the Company’s shareholders. These grants included the annual equity grants to executive officers of the Company, consisting of 25% performance-based restricted stock units (“PRSUs”) which vest based on relative total shareholder return (“rTSR PRSUs”), 25% PRSUs which vest based on achievement of detailed technical performance milestones (“Milestone PRSUs”) and 50% restricted stock units (“RSUs”). Our CEO, Joe Mastrangelo, received 500,000 rTSR PRSUs, 500,000 Milestone PRSUs and 1,000,000 RSUs. Our Chief Financial Officer, Nathan Kroeker, received 331,250 rTSR PRSUs, 331,250 Milestone PRSUs and 625,000 RSUs. In addition to equity grants to company’s executive officers, the Committee also approved annual equity grants to all exempt employees, consisting of 50% Milestone PRSUs and 50% RSUs for these employees to be incentivized to achieve the financial, commercial, and operational performance and targets of the Company.

The rTSR PRSUs are eligible to vest, subject to continued employment, between 0% and 200% subject to the Company’s achievement of certain relative total shareholder return metrics over the applicable performance period. 50% of the rTSR PRSUs vest over a two-year performance period (from July 1, 2024, to June 30, 2025) and 50% vest over a three-year performance period (from July 1, 2024, to June 30, 2026). The Milestone PRSUs are eligible to vest, subject to continued employment, between 0% and 100%, based on the Company’s achievement of certain performance milestones under the terms of the Company’s June 21, 2024 credit and guaranty agreement, which, if met, would avoid the issuance of additional company securities, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 24, 2024. Each award of RSUs vests, subject to continued employment, in three equal annual installments on each anniversary of the date of grant.

Each of the RSUs and PRSUs will accelerate in full (in the case of PRSUs, at target) in the event of the executive officer’s death or disability and will vest pro-rata (in the case of PRSUs, subject to actual performance) in the event of their termination without cause or their retirement. In addition, the RSUs and PRSUs include “modified double-trigger” treatment, as described above.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Second Amended and Restated 2020 Incentive Plan
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: July 30, 2024	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer

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